Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Marpai, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Warrants	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Units	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$100,000,000	$110.20 per $1,000,000	$11,020.00

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts			(1)		$100,000,000	$11,020.00

	Total Fees Previously Paid						$0.00

	Total Fee Offsets						$0.00

	Net Fee Due						$11,020.00

(1)

There is being registered hereunder an unspecified number of shares of (a) common stock, (b) warrants to purchase common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.